Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES AN INCREASE IN

ITS QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., April 24, 2018—Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco common stock and approved a quarterly increase from 50 to 57 cents per share, or $2.28 on an annualized basis. The dividend is payable May 25, 2018, to shareholders of record at the close of business on May 11, 2018.

Costco currently operates 749 warehouses, including 519 in the United States and Puerto Rico, 98 in Canada, 38 in Mexico, 28 in the United Kingdom, 26 in Japan, 14 in Korea, 13 in Taiwan, nine in Australia, two in Spain, one in Iceland and one in France. Costco also operates electronic commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea and Taiwan.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs), and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
David Sherwood, 425/313-8239